EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated March 6, 2006, in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-133866) and related Prospectus of NTK Holdings, Inc. for the registration of its common stock.

/s/ Ernst & Young LLP

Boston, Massachusetts
September 11, 2006